SCHEDULE 13D

EXHIBIT 2

CERTIFICATE OF OWNERSHIP AND MERGER
MERGING
TMSF MERGER CORPORATION
(A DELAWARE CORPORATION)
INTO
TMSF HOLDINGS, INC.
(A DELAWARE CORPORATION)

(under Section 253 of the General Corporation Law of the State of Delaware)

        The undersigned, on behalf of TMSF Merger Corporation (the “TMSF Parent”), a corporation organized and existing under the laws of the State of Delaware:

        DOES HEREBY CERTIFY:

         FIRST:     That it was organized pursuant to the provisions of the General Corporation Law of the State of Delaware ("DGCL") on the 26th day of July, 2007.

         SECOND:       That this corporation owns at least 90% of the outstanding shares of the capital stock of TMSF Holdings, Inc. (the "Company"), a corporation organized pursuant to the DGCL, on the 30th day of October, 2002.

         THIRD:      That this corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of the members thereof on _______________, 2007, determined to and did merge itself into said Company:

RESOLVED, that TMSF Parent merge, and it hereby does merge itself into the Company (the “Merger”), which assumes all of the obligations of TMSF Parent;

FURTHER RESOLVED, that the Merger shall be effective (the “Effective Time”) upon the date of filing with the Secretary of State of Delaware;

FURTHER RESOLVED, that the terms and conditions of the Merger are as follows:

            1.     At the Effective Time, each share of common stock of the Company, except for shares held by TMSF Parent, the Company, and any  stockholders of the Company, if any, who properly exercise their dissenters’ statutory appraisal rights under the DGCL, will be cancelled and converted into the right to receive $0.45 in cash;

            2.      Each share of TMSF Parent’s capital stock issued and outstanding immediately prior to the Effective Time will be converted into one validly issued, fully-paid and nonassessable share of the common stock of the Company as the surviving corporation of the Merger.

            3.       At the Effective Time, the Company shall continue its existence under the laws of the DGCL. The Merger shall have the effects as specified in Section 259 of the DGCL.

            4.       At the Effective Time and without any further action on the part of the Company or TMSF Parent, the Certificate of Incorporation, as amended, of Company shall remain the Certificate of Incorporation of the Company until amended in accordance with applicable law.

            5.      At the Effective Time and without any further action on the part of the Company or TMSF Parent, the bylaws of the Company as in effect at the Effective Time shall remain the bylaws of the Company until amended in accordance with applicable law.

FURTHER RESOLVED, that the proposed Merger be submitted to the stockholders of TMSF Parent and that upon receiving the written consent of a majority of the stockholders of TMSF Parent, the proposed Merger shall be approved;

FURTHER RESOLVED, that the officers of the Company be and they hereby are directed to notify each stockholder of record of said Company, entitled to notice within 10 days after the effective date of filing of the Certificate of Ownership and Merger, that said Certificate of Ownership and Merger has become effective; and

FURTHER RESOLVED, that the officers of this corporation be and he or she is hereby directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge itself into said Company, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said Merger.

         FOURTH:      That the Merger has been approved by written consent of a majority of the stockholders entitled to vote thereon of TMSF Parent.

         FIFTH:      Anything herein or elsewhere to the contrary notwithstanding, this Merger may be amended or terminated and abandoned by the Board of Directors of TMSF Parent at any time prior to the Effective Time.

         IN WITNESS WHEREOF, said TMSF Parent has caused this Certificate to be signed by an authorized officer this 3rd day of October, 2007.

TMSF Merger Corporation
a Delaware corporation

By:  /s/ Raymond Eshaghian
         Raymond Eshaghian
         Chief Executive Officer
         Dated: October 3, 2007